EXHIBIT 10.17

	LEASE AGREEMENT


THIS AGREEMENT OF LEASE, by and between PORT 95-4, LTD. a Florida limited partnership, (hereinafter referred to as the "Landlord") and INTERNATIONAL AIRLINE SUPPORT GROUP, INC., a Delaware corporation (hereinafter referred to as the "Tenant").


WITNESSETH, That in consideration of the mutual covenants and agreements herein contained, it is agreed by and between Landlord and Tenant as follows:


1.	Basic Lease Provisions and Definitions.  This Paragraph
1 is an integral part of this Lease and all of the terms hereof are incorporated into this Lease in all respects. In addition to the other provisions which are elsewhere defined in this Lease, the following, whenever used in this Lease, shall have the meanings set forth in this Paragraph, unless such meanings are expressly contradicted, limited or expanded elsewhere herein:

1.	DATE OF LEASE: As of this 26th day of March, 1997.

2.	LANDLORD'S MAILING ADDRESS: 1812 S. W. 31st
Avenue, Pembroke Park, Florida 33009

3.	TENANT'S CORPORATE MAILING ADDRESS: 1954 Airport
Road, Suite 200, Atlanta, GA 30341

4.	INTENTIONALLY DELETED.

5.	PRE-PAID RENT, SECURITY DEPOSITS (Par. 12):
$30,000.00 as Security Deposit

6.	DEMISED PREMISES: See Exhibit A attached hereto
and made a part hereof; together with all improvements therein such premises are deemed to be 29,520 sq. ft. in Building 4, located at 3030 S.W. 42nd Street, Hollywood,
Florida.

7.	LEASE TERM: ("Lease Term" or "term of this Lease")
(Par. 3): five (5) years. The commencement date of the Lease Term is June 1, 1997 (the "Lease Commencement Date") or upon receipt of a Certificate of Occupancy for the warehouse portion of the Demised Premises from the City of Hollywood Building, Dept., whichever occurs later.

8.	MINIMUM RENT (Par. 4):


(1)	During the first (1st) lease year ("Base Rent
Year"), (to-wit: June 1, 1997 through May 31, 1998 or the first twelve months from the Rent Commencement Date as herein defined), the minimum rent due the Landlord (the "Rent" or "Minimum Rent") shall be in the amount of ONE HUNDRED NINETY-ONE THOUSAND EIGHT HUNDRED EIGHTY AND NO/100 DOLLARS ($191,880.00) per annum, consisting of $152,028.00 as "Base Rent" and $39,852.00 as "Expenses," payable in advance, at the rate of FIFTEEN THOUSAND NINE HUNDRED NINETY AND NO/100 DOLLARS ($15,990.00) per month, together with applicable Florida sales and/or rent taxes thereon, the payment of such Rent to commence on June 2, 1997 (the "Rent Commencement Date") or one (1) day after the Lease Commencement Date.

(2)	Beginning the second lease year (to-wit: June
1, 1998 through May 31, 1999 or the second twelve months from the Rent Commencement Date as herein above defined), the Rent due Landlord annually for the Demised Premises shall be One Hundred Ninety-Six Thousand Four Hundred Forty and Eighty-four Cents ($196,440.84) consisting of $156,588.84 as "Base Rent" and
$39,852.00 as "Expenses," plus any increased Expenses pursuant to paragraph 1 (h)(3) below, payable monthly, in advance, at a rate of Sixteen Thousand Three Hundred Seventy Dollars and Seven Cents ($16,370.07), plus any applicable sales and/or rent taxes thereon; beginning the third lease year (to-wit: June 1, 1999 through May 31, 2000 or the third twelve months from the Rent Commencement Date as herein above defined), the Rent due Landlord annually for the Demised Premises shall be Two Hundred One Thousand One Hundred Thirty-eight Dollars and Sixty Cents ($201,138.60), consisting of $161,286.60 as "Base Rent" and
$39,852.00 as "Expenses," plus any increased Expenses pursuant to Paragraph 1 (h)(3) below, payable monthly, in advance, at a rate of Sixteen Thousand Seven Hundred Sixty-One Dollars and Fifty-Five Cents ($16,761.55), plus any applicable sales and/or rent taxes thereon; beginning the fourth lease year (to-wit: June 1,2000 through May 31, 2001 or the fourth twelve months from the Rent Commencement Date as herein above defined), the Rent due Landlord annually for the Demised Premises shall be Two Hundred Five Thousand Nine Hundred Seventy-Seven Dollars and Twenty-Four Cents ($205,977.24) consisting of $166,125.24 as "Base Rent" and $39,852.00 as "Expenses," plus any increased Expenses pursuant to Paragraph 1 (h)(3) below, payable monthly, in advance, at a rate of Seventeen Thousand One Hundred Sixty-Four Dollars and Seventy-Seven Cents ($17,164.77), plus any applicable sales and/or rent taxes thereon; beginning the fifth lease year (to-wit: June 1, 2001 through May 31, 2002 or the fifth twelve months from the Rent Commencement Date as herein above defined), the Rent due Landlord annually for the Demised Premises shall be Two Hundred Ten Thousand Nine Hundred Sixty-One Dollars and Eight Cents ($210,961.08), consisting of $171,109.08 as "Base Rent" and
$39,852.00 as "Expenses," plus any increased Expenses pursuant to Paragraph 1 (h)(3) below, payable monthly, in advance, at a rate of Seventeen Thousand Five Hundred Eighty Dollars and Nine Cents ($17,580.09), plus any applicable sales and/or rent taxes thereon.



(3)	For the purpose of this Lease, "Expenses"
shall be defined as all reasonable expenses for operation, repair, replacement and maintenance as necessary to keep the Premises, the building of which the Demised Premises is a part (the "Building"),. and the common areas surrounding the Building, driveways, and parking areas associated therewith in good order, condition and repair, including, but not limited to, utilities for the common areas of and relating to the Building, Real Property Taxes, insurance, expenses associated with the driveways and parking areas (including sealing, restriping and trash removal), security systems, lighting facilities, landscaped areas, walkways, directional signage, curbs, drainage strips, and water and sewer lines. Expenses shall not include costs for capital expenditures, repairs or replacements, which under sound accounting principles and practices should be classified as capital expenditures; the cost of acquisition of new land or construction of new buildings; depreciation on Landlord's original investment; lease concessions; lease takeover obligations; the cost of repair or other work, including rebuilding occasioned by fire, windstorm, or other casualty or condemnation; any expenses representing an amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship; any cost to the extent that Landlord is entitled to be reimbursed by any other tenant; the cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the Building; any cost, fines, or penalties due to Landlord's violation of any governmental rule or authority; all costs and expenses associated with the removal and clean up of Hazardous or Toxic Substances, unless caused by Tenant; costs incurred due to violations by Landlord of any of the terms and conditions of this Lease. Landlord hereby represents that the Base Rent Year Expenses referenced in this Lease represent a pro-rata portion of expenses related to the Building allocable, and allocated, in a fair manner, to Tenant's pro-rata portion thereof. For the Base Rent Year, the Expenses payable by the Tenant, shall be $ 1.35 per square foot of the Demised Premises (the "Base Rent Year Expenses"). In the event the Expenses incurred by Landlord for the Demised Premises or Building in any lease year during the Lease Term after the Base Rent Year exceed an amount equal to $ 1.35 per square foot of the Demised Premises, Tenant will pay to Landlord such additional amount per square foot of the Demised Premises (the "Additional Expenses") as additional rent hereunder. Such payment shall be in addition to the $ 1.35 per square foot payment, not in lieu thereof. In any lease year after the Base Rent Year in which the Expenses incurred by Landlord for the Demised Premises or Building exceed an amount equal to $ 1.35 per square foot of the Demised Premises, within a reasonable time after the end of such lease year, Landlord shall submit to Tenant a statement of the actual amount of Expenses for such lease year, and the actual amount owed by Tenant, and Tenant shall pay such amount, in twelve (12) installments, with the next twelve (12) payments of Rent hereunder. Provided however, in no event shall the Expenses be reduced below $ 1.35 per square feet of the Demised Premises, nor shall the Additional Expenses be increased more than three percent (3 %) over the "controllable" Base Rent Year Expenses for the second lease year or more than three percent (3%) over the sum of the "controllable" Base Rent Year Expenses and any Additional Expenses ("controllable" only) for the prior lease year. Notwithstanding the three percent (3%) cap as herein identified, any wrongful or negligent acts by Tenant, its agents, employees, contractors resulting in an increased cost thereafter to Landlord, then the three percent (3%) cap does not apply to that portion of the controllable Expenses, if incurred after the wrongful or negligent act. During the 60-day period after Tenant receives notice from Landlord that Landlord desires to collect Expenses in excess of the Base Rent Year Expenses, Tenant shall have the right to review and audit Landlord's records concerning Expenses at Landlord's location stated in Paragraph 1 lb) above. If such audit reveals that Landlord has overstated Expenses by more than two percent (2%), then Landlord shall immediately refund the overpayment to Tenant and shall, in addition, immediately reimburse Tenant for all costs of such audit Tenant's professional fees. In the event that Landlord has overstated expenses by less than two percent (2%), then Landlord shall immediately refund the overpayment to Tenant, but Landlord shall not be liable for any costs incurred in connection with the audit.

(4)	Expenses shall not include:

(2)	Costs of special services rendered to
individual tenants;

(3)	Interest and principal payments on loans or
indebtedness secured by the Building;

(4)	Costs of improvements for other tenants of
the Building;

(5)	Legal fees, brokerage commissions,
advertising costs, or other related expenses incurred by Landlord in connection with the leasing of space to individual tenants in the Building;

(6)	Repairs, alterations, additions,
improvements, or replacements made to rectify or correct any defect in the original design, materials or workmanship of the Building or common areas;

(7)	Damage and repairs necessitated by the gross
negligence or willful misconduct of Landlord, or its employees, contractors or agents;

(8)	Executive salaries or salaries of service
personnel to the extent that such service personnel perform services not in connection with the management, operation, repair or maintenance of the Building;

(9)	Landlord's general overhead expenses;

(10)	Legal fees, accountants' fees and other
expenses incurred in connection with disputes with tenants or other occupants of the Building or associated with the enforcement of the terms of any leases with tenants or the defense of Landlord's title to or interest in the Building or any part thereof;

(11)	Costs (including permit, license and
inspection fees) incurred in renovation or otherwise improving, decorating or painting, or altering space for individual tenants or vacant space in the Building;

(12)	Costs incurred due to a violation by Landlord
or any other tenant of the Building of the terms and conditions of a lease;

(13)	Ground rental payments;


(14)	The costs of alterations to the Premises or
the premises of other tenants of the Buildings, or work furnished by Landlord; without charge as an inducement for a tenant to lease space leg., free rent, improvement allowances);

(15)	Income or franchise taxes or other such taxes
unless imposed in lieu of Taxes imposed or measured by the income of Landlord from the operation of the Buildings;

(16)	Legal expenses incurred in connection with
tenant(?) leases including, without limitation, negotiations with prospective tenants and enforcing provisions of this Lease or other leases in the Buildings; and

(17)	Debt costs or the costs of financing or
refinancing.

9.	PERMITTED USE (Par. 9): The Tenant shall use the
Demised Premises solely as follows: aircraft engine repairs and aircraft engine parts storage.

2.	Demised Premises.  Landlord leases to Tenant and Tenant
rents from Landlord a portion of the real property described and shown on Exhibit "A" (the "Site Plan"), together with the equipment and other improvements located therein.

It is expressly understood and agreed that the Demised
Premises together with all equipment, structures and improvements therein and any and all fixtures, accessories and utilities located therein or thereon, are delivered to Tenant and accepted by Tenant in an AS-IS and WHERE-IS condition and repair and that the Landlord makes no warranties, representations or guarantees of any kind, nature or sort, express or implied with respect to the Demised Premises, including but not limited to, any and all fixtures, equipment, improvements, accessories and utilities located in or upon the Demised Premises, unless stated to the contrary herein.

3.	Term/Commencement Dated.  The term of this Lease, shall
be for the number of years in the Lease Term set forth in Paragraph 1 (g) hereof, following the commencement thereof unless sooner terminated or extended as hereinafter provided.

4.	Rent.  Minimum Rent: Tenant agrees to pay to Landlord
during the Lease Term, without previous demand therefor and without any setoffs or deductions whatsoever, the Minimum Rent, in advance, on the first day of each and every calendar month throughout the Lease Term together with any and all applicable Florida sales and/or rent taxes thereon ("Taxes"). In the event the Rent Commencement Date is after June 1, 1997, or other than the first day of a calendar month, the Minimum Rent (as well as all additional rents and charges reserved under this Lease) for the portion of the then current calendar month shall be prorated on the basis of a thirty (30) day month and shall be due and paid immediately on the Rent Commencement Date.


5.	Additional Rent.  The Landlord shall receive the rents,
additional rents and all sums payable by the Tenant under this Lease free of all taxes, expenses, charges, damages and deductions of any nature whatsoever and the Tenant covenants and agrees to pay all sums which except for this Lease would have been chargeable against the Demised Premises and payable by the Landlord. The Tenant shall, however, be under no obligation to pay interest on any mortgage on the fee of the Demised Premises, any franchise, capital or income tax payable by the Landlord, or any gift, inheritance, transfer estate or succession tax by reason of any present or future law which may be enacted during the term of this Lease. All taxes, charges, costs and expenses which the Tenant is required to pay hereunder, together with all interest that shall accrue thereon in the event of the Tenant's failure to pay such amounts and all damages, costs and expenses which the Landlord may incur by reason of any default of the Tenant or failure on the Tenant's part to comply with the terms of this Lease shall be deemed to be additional rent and in the event of nonpayment by the Tenant, the Landlord shall have all the rights and remedies with respect thereto as a Landlord for the nonpayment of the Rent.

Landlord, at its election, shall have the right (but not the obligation) to pay for or perform any act which requires the expenditure of any sums of money by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease within the grace period, if any, applicable thereto, and in the event Landlord shall at its election pay such sums or perform such acts requiring the expenditure of monies, Tenant agrees to reimburse and pay Landlord, upon demand, all such sums, which shall be deemed for the purpose of securing the collection thereof to be additional rent hereunder and payable by Tenant as such.

6.	Past Due Rents  Minimum Rent is due and payable on, the
first day of each and every month during the term of this Lease. Provided Landlord has not exercised his right to evict Tenant as a result of non-payment of the Minimum Rent as herein provided, a late charge of five percent (5%) of the rent due shall be imposed on each and every payment of the rent not received by the Landlord prior to the fifth (5th) day of each month. The late charge is not a penalty, but liquidated damages to defray administrative and related expenses due to such late payment of rent. The late charge shall be immediately due and payable to the Landlord without further notice or demand. The provisions herein for late charge shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligation to pay all such sums at the time or times herein stipulated. Notwithstanding the imposition of such late charge pursuant to this paragraph, Tenant shall be in default under the Lease if any or all payments required to be made by Tenant are not made at the time therein stipulated (subject to any applicable cure or grace period) and neither the demand nor collection by Landlord of such late charges shall be construed as a cure for such default on the part of the Tenant.

7.	Place of Payments or Statements.  All payments required
to be paid by Tenant to Landlord shall be made payable to the Landlord or its designee, and all such payments, statements and reports required to be rendered by Tenant to Landlord shall be delivered to the Landlord's mailing address, or at such other place as Landlord may from time to time designate in writing, without the necessity of any prior demand for same.
1.


8.	Tenant's Work.  Except as expressly provided on the
Schedule of Landlord's Work, attached hereto as Exhibits "B" and "C", any additional work, repairs, improvements, fixtures and equipment for the Demised Premises shall be performed and installed by Tenant at its sole cost and expense. Tenant acknowledges that Tenant, as an inducement to Landlord to enter into this lease, has covenanted and agreed and does hereby covenant and agree to adequately prepare the Demised Premises for the operation of the Permitted Use, all in accordance with the terms and provisions of this Lease, and in addition, Tenant shall fully equip the Demised Premises with all trade equipment and any other equipment necessary for the operation of Tenant's Business at its sole cost and expense (any such work performed by or on behalf of Tenant during the term of this Lease or any extension thereof being herein referred to as "Tenant's Work"). Landlord warrants that all of Landlord's work will be done in a good and workmanlike manner, in accordance with all laws, rules, orders, governmental regulations (including ADA) and free from material defects.

9.	Use of Premises.  Tenant shall use the Demised Premises
solely for the purpose of conducting the Permitted Use as set forth in Paragraph 1 (i) and strictly in accordance with all laws, statutes and ordinances applicable thereto. Tenant shall not use or permit or suffer the use of the Demised Premises for any other business purpose without the Landlord's prior written consent, which shall not be unreasonably withheld.

10.	Laws. Permits, Licenses, Waste, Nuisance.  Tenant
shall, at its own expense and cost: (a) comply with all governmental laws, ordinances, orders and regulations affecting the Demised Premises now in force or which hereafter may be in force (including without limitation, all environmental laws and regulations); (b) apply for, secure, maintain in good standing and comply with all licenses, permits and franchise agreements which are or maybe required for the conduct by the Tenant of the Tenant's operations and/or business herein permitted to be conducted in the Demised Premises and to pay if, as, and when due, all license, permit and franchise fees and charges in connection therewith; (c) comply with and execute all rules, requirements and regulations of the Board of Fire Underwriters, Landlord's insurance companies and other organizations establishing insurance rates; (d) not suffer, permit or commit any waste or nuisance; and (e) not conduct any auction, distress, fire or bankruptcy sale in or upon the Demised Premises.
Anything to the contrary notwithstanding, none of the obligations in this Section 10 shall be interpreted to impose upon Tenant the obligation to repair or correct any defect in the Landlord's Work.



11.	Assignment and Subletting.  Tenant shall not assign,
sublet, mortgage or encumber this Lease, in whole or in part, or sublet all or any portion of the Demised Premises or assign this Lease or any part thereof without the prior written consent of the Landlord. The Landlord shall be entitled to consider all factors which it deems relevant to any requested consent to subletting or assignment, including, but not limited to, the following: (a) the financial responsibility of the proposed sub-Tenant or assignee; (b) the business reputation, experience and acumen of the proposed sub-Tenant or assignee in the field of the Permitted Use and (c) the need for alteration and/or repair of the Demised Premises; however, in no event shall such sub-tenant or assignee be an existing occupant or Affiliate of such occupant (as hereinafter defined) of the Building or Complex (of which the Premises is a part). If such consent be obtained then, such subletting or assignment, as the case may be, shall be subject to and conditioned upon the following: (i) at the time of any such proposed subletting or assignment, Tenant shall not be in default under any of the terms, provisions or conditions of this Lease;
(ii) the sub-Tenant or assignee shall occupy the Demised Premises and conduct its business in accordance with the Permitted Use;
(iii) if the minimum rent, additional rents or other rents or charges required to be paid by any such sub-Tenant or assignee exceeds the rentals and/or charges reserved hereunder, then Tenant shall pay to Landlord monthly such excess, which shall be deemed additional rent; (iv) Tenant and its assignee or sub-Tenant shall execute, acknowledge and deliver to Landlord a fully executed counterpart of a written assignment of lease or sublease, as the case may be, duly consented to by Tenant's guarantor, if any, by the terms of which: (1) in case of an assignment, Tenant will assign to such assignee Tenant's entire interest in this Lease, together with all prepaid rents and rights to the Security Deposit hereunder, and the assignee will accept said assignment and assume and agree to perform, directly for the benefit of Landlord, all of the terms, covenants and conditions of this Lease on Tenant's part to be performed hereunder; or (2) in case of a subletting, the sublease and the sub-Tenant's interest therein will in all respects be subject and subordinate to all of the terms, covenants and conditions of the Lease and the sub-Tenant thereunder will agree to be bound by and to perform all of the terms, covenants and conditions of this Lease on Tenant's part to be performed hereunder, except the payment of rent, additional rents and other charges reserved hereunder, which Tenant shall continue to pay to Landlord; iv) notwithstanding any such assignment of subletting under the terms of this Paragraph, both Tenant and its guarantor, if any, will acknowledge that, notwithstanding such assignment or sublease and the consent of Landlord thereto, both Tenant, and its guarantor, if any, will not be released or discharged from any liability whatsoever under this Lease and will continue to be fully liable thereon. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity of such consent to any subsequent assignment or subletting. This prohibition against any assignment or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease be assigned or if the Demised Premises or any part thereof be occupied by anybody other than Tenant, Landlord may collect rent from the assignee, or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed waiver of the provisions of the acceptance of the assignee, sub-Tenant or occupant as Tenant, or as a release of Tenant from the further performance by Tenant of the provisions on its part to be observed or performed herein. Notwithstanding any assignment or sublease, Tenant shall remain fully liable and shall not be released from performing any of the terms of this Lease. If Tenant or Tenant's controlling shareholder or controlling partner, if any and as the case may be, or Tenant's guarantor, it' any, is a corporation or partnership, and if at any time during the term of this Lease the person or persons who, on the Date of Lease, own or owns fifty (50%) percent or more of such corporation's voting shares or a general partner's interest in such partnership, as the case may be, or if Tenant's guarantor, if any, ceases to own fifty (50%) percent or more of such corporation's voting shares or a general partner's interest in such partnership or if same is dissolved, then upon such occurrence there shall be deemed to be an assignment of this Lease, which assignment shall require the prior written consent of Landlord, as more particularly set forth above. This subsection (c), shall not be applicable to any corporation, all the outstanding voting stock of which is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended). For the purposes hereof, an Affiliate means a corporation or other business entity that directly or indirectly controls, is controlled by, or is under common control with such occupant.

12.	Security Deposit.

1.	Tenant has deposited with Landlord the Security
Deposit of $30,000.00, the receipt whereof, if by check subject to collection, is hereby acknowledged, and said Security Deposit shall be held by Landlord, as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease on the part of Tenant to be observed and performed. Such Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the prior written consent of Landlord. Any such act on the part of Tenant shall be without force and effect, shall not be binding upon Landlord, and, at the option of Landlord, shall constitute an Event of Default under Paragraph 22 hereof.

2.	At any time during the pendency of an uncured
Event of Default by Tenant under this Lease, the Landlord may, at its option, and without notice to Tenant or prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply said entire Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of such rents or other sums due from Tenant, or towards any loss, damage or expense (including without limitation, administrative costs and attorneys' fees) sustained by Landlord resulting from such default on the part of Tenant; and in such event Tenant shall forthwith upon demand and without any setoffs or deductions whatsoever restore said Security Deposit to the original sum deposited. In the event Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease and promptly pay all of the rentals as they fall due and all other sums payable by Tenant to Landlord, said Security Deposit shall be returned in full to Tenant, within thirty (30) days following the date of the expiration of the term hereof and the surrender of the Demised Premises by Tenant in compliance with the provisions of this Lease.

3.	In the event any bankruptcy, insolvency,
reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, or any guarantor of Tenant hereunder, such Security Deposit shall be deemed to be applied first to the payment of any rents and/or other charges due Landlord for all periods prior to the institution of such proceedings and the balance, if any, of such Security Deposit may be retained by Landlord in partial satisfaction of Landlord's damages.


4.	Landlord may deliver the Security Deposit to the
purchaser of Landlord's interest in the Demised Premises in the event that such interest be sold or transferred and thereupon Landlord shall be discharged and released from all further liability with respect to such Security Deposit or the return thereof to Tenant; Tenant agrees to look solely to the new Landlord for the return of said Security Deposit, and this provision shall also apply to any subsequent transferees, provided that new Landlord or transferee assumes, in writing, Landlord's obligation under this Lease. No holder of a mortgage or deed of trust, or Landlord under a ground or underlying lease, if any, to which this Lease is or may be subordinate, shall be responsible in connection with the Security Deposit hereunder, unless such mortgagee or holder of such deed of trust or Landlord shall have actually received same.

13.	Repairs.

1.	Except as expressly provided on the Schedule of
Landlord's Work attached hereto as Exhibit "B", "C", or under "B." herein, Landlord shall not be required to make any repairs or improvements of any kind or nature whatsoever upon or to the Demised Premises or improvements therein.

2.	Landlord's Repairs - Landlord, during the lease
term shall, at its expense, be obligated to repair and maintain the following: the roof; all structural components of the Demised Premises; pipes and plumbing; electrical; sewage facilities; driveways; parking areas, paved areas and sidewalks; foundations and subfloor; and exterior walls. Tenant shall give Landlord written notice of any needed repairs which are the obligation of the Landlord. Tenant's Repairs - Tenant, during the lease term shall, at its expense, maintain and repair all interior components of the Demised Premises, the ventilation and air conditioning, and bay doors. Tenant further agrees that all damages or injury done to or on the Demised Premises by Tenant or by any person, other than Landlord or Landlord's agents, servants, employees, invitees, licensees, and contractors, shall be repaired by Tenant at its expense. Tenant agrees at the expiration of the lease term or upon the earlier termination thereof, to surrender the Demised Premises in good condition and repair, reasonable wear and casualty excepted. All repairs shall be made within fifteen (15) days after notice from the other party, unless such repair cannot reasonably be completed within said fifteen (15) day period, in which case the party obligated to make such repair shall commence the repair within said fifteen (15) day period and diligently continue steps to finish such repair in a timely manner.


3.	Tenant agrees to make no alterations, improvements
or additions in or to the Demised Premises, nor to install any equipment therein (other than trade fixtures) without, in each instance, obtaining Landlord's prior written approval thereof, which consent Landlord shall not unreasonably withhold. Any such alterations, improvements or additions shall be made in accordance with the terms and provisions of Paragraph 8 hereof. Notwithstanding the foregoing, Tenant shall be permitted to make non-structural interior alterations, improvements or repairs without the Landlord's prior written approval, provided that the cost of same will not exceed Ten Thousand ($10,000.00) Dollars in the aggregate during any calendar year. At the time such approval is sought, Tenant shall submit to Landlord plans and specifications for such work and the name of the contractor who Tenant proposes to engage to perform the same. After having obtained Landlord's written approval, as aforesaid, and prior to the commencement of any such work, Tenant agrees to deliver to Landlord the approval of any and all governmental authorities and departments having jurisdiction thereof together with a policy or certificate of worker's compensation insurance in statutory limits from Tenant's contractor and, if the cost of the proposed work shall exceed $25,000.00, evidence of the maintenance by Tenant of all other insurance coverages to be maintained by Tenant hereunder. Such work may thereupon be commenced and shall be diligently prosecuted to completion in a first class workmanlike manner in accordance with such approved plans and specifications and in accordance with all applicable laws and ordinances as well as rules and requirements of Landlord's insurance carriers, subject, however, to Tenant's obligation to insure such assumed liability under Tenant's Comprehensive General Liability Policy.

14.	Failure to Repair.  If Tenant (a) refuses to or
neglects to make repairs required of Tenant by this Lease, or (b) if Landlord is required to make any repairs by reason of Tenant's negligent acts or omissions, Landlord shall have the right, but shall not be obligated, to make such repairs, on behalf of and for the account of Tenant. In such event, such work shall be paid for by Tenant as additional rent promptly upon receipt of a bill therefor.

15.	Covenant Against Liens.  Notwithstanding any other
provisions of this Lease, Landlord and Tenant expressly acknowledge and agree that the interest of Landlord in and to, or any part, including without limitation, the Demised Premises, shall not be subject to liens for any work, labor, services performed or materials supplied, or claimed to have been performed or supplied, or any other lien cognizable under Chapter 713, Florida Statutes (collectively herein "Liens"), by Tenant, or Tenant's contractors, subcontractors (including sub-contractors), laborers and material suppliers supplying labor and/or material for the Demised Premises (collectively herein "Contractors"). Upon the execution of this Lease, Tenant acknowledges that Landlord, at Landlord's sole option and cost, may then or thereafter record among the Public Records of Broward County, Florida the Lease or short form thereof (to which Tenant shall joint in the execution, at Landlord' s request), or such other memorandum in form and substance satisfactory to Landlord, in Landlord's sole discretion, setting forth the contents of this Paragraph or any other matter for the purpose of insulating the interest of Landlord from any and all such Contractor's Liens, without mitigating or otherwise affecting any other provisions of this Lease. Tenant hereby acknowledges that Landlord shall further be permitted to do or perform any act necessary or appropriate, in Landlord's sole discretion, to prevent the filing of any Lien against the Demised Premises or any part thereof.


In addition to the foregoing and not in lieu thereof, Tenant shall do all things necessary to prevent the filing of any Liens against the Demised Premises or the interest of Landlord or the interest of any mortgagees or holders of any deed of trust covering the Demised Premises or any ground or underlying Landlords therein, if any, by reasons of any work, labor, services, or materials performed or supplied or claimed to have been performed or supplied to Tenant, or anyone holding the Demised Premises, or any part thereof, by, through or under Tenant. If any such Lien shall at any time be filed, Tenant shall cause the same to be vacated and canceled of record within thirty
(30) days after the date of the filing thereof. If any such Lien shall be filed notwithstanding the provisions of this Paragraph, then, in addition to any other right or remedy of Landlord resulting from Tenant's said default, Landlord may, but shall not be obligated to, contest such Lien or vacate or release the same either by paying the amount claimed to be due or by procuring the release of such Lien by giving security or in such other manner as may be prescribed by law. Tenant shall repay to Landlord, as additional rent hereunder on demand, all sums disbursed or deposited by Landlord pursuant to the foregoing provisions of this Paragraph, including Landlord's costs and expenses and attorneys' fees incurred in connection therewith; however, nothing contained herein shall imply any consent or agreement on the part of Landlord or mortgagees or holder of deeds of trust or any ground or underlying Landlords, if any, of the, Demised Premises to subject their respective estates or interests to liability under any mechanics' or other lien law, whether or not the performance or the furnishing of such work, labor, services, or materials to Tenant or anyone holding the Demised Premises, or any part thereof, by, through or under Tenant, shall have been consented to by Landlord and/or any of such parties.

16.	Utility Charges.  Landlord shall not be liable in the
event of any interruption in the supply of any utilities, unless such interruption is caused by the gross negligence or intentional misconduct of Landlord or its agents. In the event that such interruption is caused by the gross negligence or intentional misconduct of Landlord or its agents, Landlord's liability shall be limited to the abatement of rent for the period of such interruption. Tenant agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities, and if any equipment installed by Tenant shall require additional utility facilities, the same shall be installed at Tenant's sole cost and expense in accordance with plans and specifications to be approved in writing by Landlord. Tenant shall be solely responsible for and shall promptly pay all charges for use or consumption for heat, air conditioning, sewer, water, gas, electricity or any other utility services, including trash removal.


17.	Taxes.  If at any time during the term of this Lease,
any additional sales tax or excise on rents or other tax on Tenant's consideration for occupancy of the Demised Premises, however described except any ad valorem, estate, inheritance, real estate, capital stock, capital gains, income (or any new taxes or amendments to existing taxes imposed in replacement thereof) or excess profits taxes imposed upon Landlord is levied or assessed against Landlord by any taxing authority on account of Landlord's interest in this Lease or the rents and other charges expressly reserved hereunder, as a substitute in whole or in part, or in addition to, the Taxes herein before described, Tenant agrees to pay Landlord, as additional rent hereunder, the amount of such tax or excise on rents, and other charges, but only to the extent of the amount thereof which is assessed or imposed as a direct result of Landlord's ownership of this Lease or the rentals reserved hereunder. In the event any such tax or excise on rents and other charges, or other tax, however described, is levied and assessed directly against Tenant by any taxing authority on account of Tenant's interest in this Lease or the leasehold estate hereby created or the rents and other charges to be paid by Tenant hereunder, then Tenant shall be responsible therefor and agrees to pay the same before delinquency; or should any taxing authority require that any such tax or excise on rents and other charges, or other tax, however described, for which Tenant is responsible hereunder, be paid by Tenant, but collected by Landlord, for and on behalf of such taxing authority and from time to time forwarded by Landlord to such taxing authority, then the same shall be paid by Tenant to Landlord at such times as such taxing authority shall require and be collectible by Landlord and the payment thereof enforced in the same fashion as provided for the enforcement of payment of rents and other charges hereunder and for the purpose of enforcing payment thereof shall be deemed additional rent hereunder. Tenant at all times shall be responsible for and shall pay, before delinquency, all taxes assessed by any taxing authority against any personal property of any kind owned, installed or used by Tenant in or about the Demised Premises or the rents and other charges paid by Tenant hereunder.

18.	Indemnity.

1.	Tenant shall indemnify, defend and protect
Landlord and save Landlord harmless from suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury or property damage arising from or out of any occurrence in, upon or at or from the Demised Premises or the occupancy or the use by Tenant of the Demised Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, licensees, suppliers or concessionaires; and

2.	Tenant shall store its property in and shall
occupy the Demised Premises at its own risk, and releases
Landlord, to the full extent permitted by law, from all claims of every kind resulting in loss of life, personal or bodily injury or property damage; and

3.	Landlord shall not be responsible or liable at any
time for any loss or damage of Tenant's merchandise or equipment, fixtures or other personal property of Tenant or to Tenant 's business; and

4.	Landlord shall not be responsible or liable to
Tenant or to those claiming by, through or under Tenant for any loss or damage to either the person or property of Tenant that may be occasioned by or through the acts of omissions of persons occupying adjacent, connecting or adjoining premises unless Landlord shall occupy such adjacent, connecting or adjoining premises; and

5.	Landlord shall not be responsible or liable for
any injury, loss or damage to any person or to any property of Tenant or other person caused by or resulting from bursting, breakage, or by or from leakage, steam, running or the overflow of water or sewage in any part of the Demised Premises or for any injury or damages caused by or resulting from acts of God or the elements, or for any injury or damage caused by or resulting from any defect or negligence in the occupancy, construction (other than latent construction defects and only to the extent that Tenant is not insured against any injuries, loss or damage incurred as a result thereof), operation or use of any of the Demised Premises, building, machinery, apparatus or equipment by any person or by or from the acts of negligence of any occupant of the Demised Premises.

6.	Tenant shall give prompt written notice to
Landlord in case of damage, fire or accidents on the Demised
Premises or in the building thereon, or defects therein or in any fixtures or equipment.
1.


7.	In case Landlord shall, without fault on its part,
be made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect and hold the Landlord harmless and shall pay all of said other parties' costs, expenses and reasonable attorney's fees.

8.	No toxic or hazardous waste, substances or
materials or other environmentally detrimental materials, including, without limitation, asbestos and those toxic or hazardous waste substances or materials now or hereafter defined, listed or contemplated under Federal, State or local environmental or hazardous waste laws (collectively referred to hereinafter as "Hazardous or Toxic Substances") shall be used, stored or generated upon the Demised Premises or in connection with or arising out of the operation of Tenant's business upon the Demised Premises, except as permitted by applicable laws. Tenant shall immediately advise Landlord in writing of the existence, use, storage or disposition of any Hazardous or Toxic Substances in, upon, or under the Demised Premises, or the adjoining lands. Landlord shall have the right, but not the obligation, to enter the Demised Premises at all times to inspect for the presence of Hazardous or Toxic Substances. Tenant agrees that in the event Hazardous or Toxic Substances are found to exist in, upon or under the Demised Premises, as a result of the actions or inactions of Tenant, its agents, employees or invitees, Landlord may, in its sole discretion, require that Tenant, at Tenant's sole cost and expense, take all steps necessary to clean up, remove, decontaminate, detoxify, resolve or otherwise treat the Hazardous or Toxic Substances.

In addition to the foregoing, in the event Hazardous or Toxic Substances are found in, upon or under the Demised Premises, as a result of the actions or inactions of Tenant, its agents, employees or invitees, Landlord or Landlord's agents, designees or employees shall have the right, but not the obligation, and without liability to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason thereof, to take such actions as Landlord deems necessary or advisable, in its sole judgment, to clean up, remove, decontaminate, detoxify, resolve or otherwise treat, any such Hazardous or Toxic Substances. All costs and expenses incurred by Landlord in the exercise of any such rights shall be payable by Tenant upon demand. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all losses, damages, claims, orders, decrees, judgments, expenses and costs (including attorneys' fees), incurred by or imposed upon Landlord or its mortgagee in connection with or arising out of (i) Tenant's breach of the covenants and obligations under this Paragraph 18; or
(ii) Tenant's use, storage, disposition, treatment or removal of any Hazardous or Toxic Substance in, upon or under the Demised Premises, or the adjoining lands. In no event shall the treatment or removal of Hazardous or Toxic Substances within the Demised Premises, or the adjoining lands constitute an eviction of Tenant, in whole or in part.

9.	Each party shall also pay all costs, expenses and
reasonable attorney's fees that may be incurred or paid by the other party in enforcing the terms of this Lease.
1.



Notwithstanding anything contained in this Paragraph
18, Landlord shall not be relieved of any liability for occurrences resulting from the willful or negligent acts or omissions of the Landlord or resulting from the Landlord's failure to comply with its responsibilities under this Lease.

The provisions of this Paragraph 18 shall survive the termination of the Lease.

19.	Insurance.  Tenant agrees to secure and keep in full
force and effect from and after the date Landlord delivers possession of the Demised Premises to Tenant and throughout the term of this Lease at Tenant's sole cost and expense (with coverage to commence at the time Tenant takes possession of the Demised Premises, or at the commencement of the term of this Lease, whichever occurs earlier),

1.	Comprehensive general liability insurance on an
occurrence basis with minimum single limits of liability and of bodily injury in an amount of Three Million and No/100 ($3,000,000.00) Dollars, and Five Hundred Thousand ($500,000.00) Dollars with respect to damage to property; and

2.	In the event Tenant fails to obtain or maintain
the insurance required hereunder, Landlord may, at its option, obtain same and any costs incurred by Landlord in connection therewith shall be deemed additional rent to be paid by Tenant and payable as such; and

3.	If the Lease be canceled for the Tenant's default
at any time while there remains outstanding any obligation from any insurance company to pay for damage or any part thereof, then the claim against the insurance company shall, upon the cancellation of the within Lease, be deemed immediately to be and become the absolute and unconditional property of the Landlord.

4.	Certificate of Insurance is required naming
Landlord as an additionally insured to assure Landlord that the Tenant has adequate liability and personal property coverage. Any increase in cost of insurance premiums to Landlord as a result of operations of Tenant will be borne by Tenant, or Tenant may provide for the benefit of Landlord an insurance policy on the same terms and conditions as the original provided by Landlord.

20.	Insured's Waiver, Notice.  Any insurance procured by
Tenant as herein required shall be issued in the name of Tenant by a reputable and responsible company satisfactory to Landlord and licensed to do business in the State of Florida, shall name Landlord as an additionally insured, and shall contain endorsements that


1.	such insurance may not be canceled or amended with
respect to Landlord without thirty (30) days written notice by registered mail to Landlord by the insurance company;

2.	Tenant shall be solely responsible for payment of
Premiums, and Landlord shall not be required to pay any premiums for such insurance.

3.	Any insurance herein required to be procured by
Tenant shall contain an express waiver of any right of subrogation by the insurance company against Landlord within ten (10) days of issuance of such policy by the insurance company. The minimum limits of any insurance coverage required herein shall not limit Tenant's liability under this Lease, including, without limitation, Paragraph 18 hereof.

21.	Bankruptcy, Assignment, Receivership and Insolvency.


1.	Tenant agrees that the continued occupancy of the
Demised Premises in the manner and upon the terms set forth in this Lease are of a special importance to the commercial viability of the Demised Premises and, accordingly, agrees that in the event this Lease is not canceled and terminated as set forth in subparagraph lB) below following the occurrence of any of the contingencies therein described, then Tenant, and the trustee in bankruptcy or other representative of Tenant, or, in the event of an assignment, Tenant's assignee, shall, prior to the assumption of this Lease by such representative or trustee or assignee, provide adequate assurance to Landlord: (i) of the source of rents and other consideration payable under this Lease; (ii) that assumption or assignment of this Lease will not breach substantially any provision in any other lease, financing agreement, or master agreement relating to the Demised Premises; (iii) of the continued use of the Demised Premises in accordance with the Permitted Use only; (iv) that the quality of goods to be sold in the Demised Premises will not decline; (v) that Tenant's suppliers of merchandise or goods for sale in the Demised Premises are willing to continue to furnish such merchandise and goods as are of the same quality and caliber as theretofore sold in the Demised Premises; (vi) of the source of funds necessary to pay for Tenant's merchandise and goods to be sold in the Demised Premises, all on a current basis and (vii) of such other matters as Landlord may reasonably require at the time of such assumption or assignment. Tenant agrees that the furnishing of assurances in accordance with the foregoing or as may be directed by a court of competent jurisdiction shall not be deemed to waive any of the covenants or obligations of Tenant set forth in this Lease. In the event that any person assuming this Lease or taking the same by assignment shall desire to make alterations to the Demised Premises, Landlord may further require adequate assurance, by lien and completion bond, cash deposit or such other means as Landlord may approve, of the source of payment for the estimated cost of any work to be performed in connection therewith, and Landlord may require the delivery prior to the commencement thereof of waivers of lien from all contractors, subcontractors, laborers or material suppliers engaged to perform such alterations or to supply materials therefor. Notwithstanding the foregoing, such alterations shall be subject in all respects to the rights and obligations of Landlord and Tenant hereunder relating to such alterations.

2.	If at any time after the Date of Lease (whether
prior to the commencement of or during the term of this Lease) (i) any proceedings in bankruptcy, insolvency or reorganization shall be instituted against Tenant pursuant to any Federal or State law now or hereafter enacted, or any receiver or trustee shall be appointed of all or any portion of Tenant's business or property, or any execution or attachment shall issue against Tenant or any of Tenant's business or property or against the leasehold estate created hereby, and any of such proceedings, process or appointment be not discharged and dismissed within thirty (30) days from the date of such filing, appointment or issuance; or (ii) Tenant shall be adjudged as bankrupt or insolvent, or Tenant shall make an assignment for the benefit of creditors, or Tenant shall file a voluntary petition in bankruptcy or petitions for (or enters into) an arrangement for reorganization, composition or any other arrangement with Tenant's creditors under any Federal or State law now or hereafter enacted, or this Lease or the estate of Tenant herein shall pass to or devolve upon, by operation of law or otherwise, anyone other than Tenant (except as herein provided), the occurrence of any one of such contingencies shall be deemed to constitute and shall be construed as a repudiation by Tenant of Tenant's obligations hereunder and shall cause this Lease ipso facto to be canceled and terminated effective as soon as permitted by then applicable law without thereby releasing Tenant; and upon such termination Landlord shall have the immediate right to re-enter the Demised Premises and to remove all persons and property therefrom; this Lease shall not be treated as an asset of Tenant's estate, and neither Tenant nor anyone claiming by, through or under Tenant by virtue of any law or any order of any court shall be entitled to the possession of the Demised Premises or to remain in the possession thereof. Upon the termination of this Lease, as aforesaid, Landlord shall have the right to retain as partial damages, and not as a penalty, any prepaid rents and any Security Deposit, and Landlord shall also be entitled to exercise such rights and remedies to recover from Tenant as damages such amounts as are specified in Paragraph 22 hereof, unless any statute or rule of law governing the proceedings in which such damages are to be proved shall lawfully limit the amount of such claims capable of being so proved, in which case Landlord shall be entitled to recover, as and for liquidated damages, the maximum amount which may be allowed under any such statute or rule of law.

22.	Default.


1.	If this Lease be assigned or the Demised Premises
be sublet, either voluntarily or by operation of law, except as herein provided, or if Tenant shall fail (i) to pay, within five (5) days, when due, any rental or other sum payable hereunder; or (ii) to keep, observe or perform any of the other terms, covenants and conditions herein to be kept, observed and performed by Tenant for more than fifteen
(15) days after written notice shall have been sent to Tenant specifying the nature of such default (or such greater length of time as may be reasonably required to cure such default provided that within such fifteen (15) day period Tenant has commenced and thereafter diligently continues steps to cure the default), then and in any one or more of such events are not timely cured (herein sometimes referred to as an "Event of Default"), Landlord shall have the immediate right to re-enter the Demised Premises, either by summary proceedings, by force or otherwise and to dispossess Tenant and all other occupants therefrom and remove and dispose of all property therein or, at Landlord's election, to store such property in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of any further notice of intention to re-enter and with or without resort to legal process (which Tenant hereby expressly waives) and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. Upon the occurrence of any such Event of Default, Landlord shall also have the right, at its option, in addition to and not in limitation of any other right or remedy, to terminate this Lease by giving Tenant a written three (3) days' notice of cancellation and upon the expiration of said three (3) days, this Lease and the term hereof shall end and expire as fully and completely as if the date of expiration of such three
(3) day period were the date herein definitely fixed for the end and expiration of this Lease and the term hereof and thereupon, unless Landlord shall have theretofore elected to re-enter the Demised Premises, Landlord shall have the immediate right of re-entry, in the manner aforesaid, and Tenant and all other occupants shall quit and surrender the Demised Premises to Landlord, but Tenant shall remain liable as hereinafter provided; however, that if Tenant shall default:

(1)	In the timely payment of any rental or other
sum payable hereunder and any such default shall continue or be repeated for three (3) consecutive months, or for a total of five
(5) months in any period of twelve (12) months, or

(2)	In the performance of any other covenants of
this Lease more than six (6) times, in the aggregate, in any period of twelve (12) months, then, notwithstanding that such defaults shall have been cured within the period after notice as above provided, any further default shall be deemed to be deliberate, and Landlord thereafter may serve said written three
(3) day notice of cancellation without affording to Tenant an opportunity to cure such further default, as long as Landlord does so in accordance with Florida Statutes.


2.	If by reason of the occurrence of any such Event
of Default, the term of this Lease shall end before the date therefor originally fixed herein, or Landlord shall re-enter the Demised Premises, or Tenant shall be ejected, dispossessed, or removed therefrom by summary proceedings or in any other manner, Landlord at any time thereafter may, in Landlord's sole discretion, relet the Demised Premises, or any part or parts thereof, either in the name of Landlord or as agent for Tenant, for a term or terms which, at Landlord's option, may be less than or exceed the period of the remainder of the term hereof or which otherwise would have constituted the balance of the term of this Lease and grant market level concessions or free rent. Landlord shall receive the rents from such reletting and shall apply the same, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second to the payment of such reasonable expenses as Landlord may have incurred in connection with re-entering, ejecting, removing, dispossessing, reletting, altering, repairing, redecorating, subdividing, or otherwise preparing the Demised Premises for reletting, including reasonable brokerage and attorney's fees; and the residue, if any, Landlord shall apply to the fulfillment of the terms, covenants and conditions of Tenant hereunder, and Tenant hereby waives all claims to the surplus, if any. Tenant shall be and hereby agrees to be liable for and to pay Landlord any deficiency between the rent, additional rents and other charges reserved herein and the net avails, as aforesaid, of reletting, if any, for each month of the period which otherwise would have constituted the balance of the term of this Lease. Tenant hereby agrees to pay such deficiency on an accelerated basis or at Landlord's sole option, in monthly installments on the rent days specified in this Lease, and any suit or proceeding brought to collect the deficiency for any month, either during the term of this Lease or after any termination thereof, shall not prejudice or preclude in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar suit or proceeding. Landlord shall in no event be liable in any way whatsoever for the failure to relet the Demised Premises or, in the event of such reletting, for failure to collect the rents reserved thereunder. Landlord is hereby authorized and empowered to make such repairs, alterations, decorations, subdivision or other preparations for the reletting of the Demised premises as Landlord shall deem fit, advisable and necessary, without in any way releasing Tenant from any liability hereunder, as aforesaid. Landlord shall have a valid and subsisting lien for the payment of all rentals, charges and other sums to be paid by Tenant and reserved hereunder (including all costs and expenses incurred by Landlord in recovering possession of the Demised Premises and the reletting thereof as provided under this Paragraph, which shall be deemed to be rent) upon Tenant's goods, merchandise, inventory, accounts, wares, equipment, signs, fixtures, furniture and other personal property situated in the Demised Premises ("Lien Property"), and such property shall not be removed therefrom without the prior written consent of Landlord until the arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall have first been paid and discharged. Tenant agrees and acknowledges that this Lease also serves as a security agreement under Article 9 (F.S. 679 et seq.) of the Uniform Commercial Code to impose a lien upon the Lien Property to secure the payment of all rentals charges and other sums to be paid by Tenant and reserved hereunder and Tenant agrees to execute, acknowledge and deliver to Landlord such financing statements and other instruments as Landlord may request in order to commemorate the foregoing within ten (10) days after Landlord's request therefor. Tenant empowers Landlord as Tenant's attorney-in-fact, coupled with an interest, irrevocably and with power of substitution to execute and file, to the extent permitted by law from time to time in effect during the term of this lease, any financing statement, any amendment thereto or any continuation statement which Landlord may deem necessary to perfect, protect or enforce the foregoing provisions. Landlord agrees to subordinate its Landlords lien to the lien of a commercial third party lender within ten (10) days of written request from Tenant.


Upon the occurrence of an Event of Default by Tenant, Landlord may, in addition to any other remedies provided herein or by law, enter upon the Demised Premises and take possession of any and all goods, merchandise, inventory wares, equipment, signs, fixtures, furniture and other personal property of Tenant situated in the Demised Premises without liability for trespass or conversion, and sell the same with or without notice at public or private sale, with or without having such property at the sale, at which Landlord or its assigns may purchase, and apply proceeds thereof, less any and all reasonable expenses connected with the taking of possession and the sale of the property, as a credit against any sums due by Tenant to Landlord; Tenant agrees to pay any deficiency forthwith, after demand. Landlord, at its option, may foreclose said lien in the manner provided by law. The lien herein granted to Landlord shall be in addition to any Landlord's lien that may now or at any time hereafter be provided by law.

3.	No such re-entry or taking possession of the
Demised Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof shall result as a matter of law or be decreed by a court of competent jurisdiction.
Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach or default


4.	In the event this Lease is terminated pursuant to
the foregoing provisions of this Paragraph or terminates pursuant to the provisions of this paragraph, Landlord may recover from Tenant all damages it may sustain by reason of Tenant's default, including the reasonable cost of recovering the Demised Premises and reasonable attorney's fees and upon so electing and in lieu of the damages that may be recoverable under subdivision (B) above, Landlord shall be entitled to recover from Tenant, as and for Landlord's damages, an amount equal to the difference between the Minimum Rent, additional rents (including taxes and insurance) and other charges reserved hereunder for the period which otherwise would have constituted the balance of the term of this Lease and the then present rental value of the Demised Premises for such period, both discounted at the rate of eight (8%) percent per annum to present worth, all of which shall immediately be due and payable by Tenant to Landlord. In determining the rental value of the Demised Premises the rental realized by any reletting, if such reletting be accomplished by Landlord within a reasonable time after the termination of this Lease, shall be deemed prima facie to be the rental value, but if Landlord shall not undertake to relet or having undertaken to relet, has not accomplished reletting, then it will be conclusively presumed that the rents reserved under this Lease represent the rental value of the Demised Premises for the purposes hereof (in which event Landlord may recover from the Tenant, the full total of all rents and additional charges due hereunder, discounted to present value as herein before provided). Landlord shall be obliged, however to account to Tenant for the Minimum Rent and additional rents received from persons using or occupying the Demised Premises during the period representing that which would have constituted the balance of the term of this Lease, but only at the end of said period and only if Tenant shall have paid to Landlord its damages as provided herein, and, only to the extent of sums recovered from Tenant as Landlord's damage, the Tenant waiving any claim to any surplus. Nothing herein contained, however, shall limit or prejudice the right of Landlord to prove and obtain as damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amounts referred to in this Paragraph.

5.	During the continuance of any uncured Event of
Default, Landlord shall have the right to injunctive relief as if no other remedies were provided herein to such breach.

6.	The rights and remedies herein reserved by or
granted to Landlord are distinct, separate and cumulative, and the exercise of any one of them shall not be deemed to preclude, waive or prejudice Landlord's right to exercise any or all others.

7.	If Tenant shall suffer any Event of Default
hereunder prior to the date fixed as the commencement of any renewal or extension of this Lease, if any, whether by a renewal option herein contained or by separate agreement, Landlord may cancel such option or agreement for renewal or extension of this Lease, upon two (2) days written notice to Tenant, provided that such notice is given prior to Tenant curing such Event of Default.

8.	In the event that Landlord should bring suit for
the possession of the Demised Premises, for the recovery of any sum due hereunder, or because of the breach of any covenant of this Lease, or for any relief against Tenant, declaratory or otherwise, or should Tenant bring any suit for any relief against Landlord, declaratory or otherwise, arising out of this Lease, the prevailing party shall recover from the other party, costs, expenses and reasonable attorney's fees that the prevailing party may have incurred in connection therewith at all levels of proceedings.

9.	Tenant agrees that the venue and/or jurisdiction
for any legal actions brought by Landlord pursuant to this Paragraph shall be in Broward County, Florida.

10.	THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY
ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT CREATED HEREBY, THE TENANT'S USE OR OCCUPANCY OF THE DEMISED PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE.


11.	In the event Landlord commences any action or
proceeding for non-payment of rent, additional rents or other charges due hereunder, the Tenant shall pay into the court registry the amount alleged in the complaint as unpaid, or if such amount is contested, such amount as is determined by the court, and any rent accruing during the pendency of the action, when due. The Tenant must pay the amount alleged in the complaint into the court registry on or before the date on which his answer to the claim is due. If the Landlord is in danger of loss of the Demised Premises or other hardship resulting from the loss of rental income from the Demised Premises, the Landlord may apply to the court for disbursement of all or part of the funds so held in the court registry. Failure of the Tenant to pay the rent into the court registry pursuant to this section shall be deemed an absolute waiver of the Tenant's defenses. In such case, the Landlord is entitled to an immediate default without further notice or hearing thereon.

23.	Destruction.  If the Demised Premises shall be damaged,
in whole or in part, by fire or other casualty insured under Landlord's insurance policies, then upon Landlord's receipt of the insurance proceeds, Landlord shall, if possible, render said Demised Premises tenantable by repairs within one hundred eighty
(180) days from the date of the Damage. If said Demised Premises are not or cannot be rendered tenantable within said time, it shall be optional with either party hereto to cancel this Lease, and in the event of such cancellation, or not, the rent shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidenced in writing. In the event the Lease is not canceled, Tenant shall when possible repair, restore or replace Tenant's trade fixtures, personal property, decorations, signs and contents in or upon the Demised Premises in a manner and to at least a condition equal to that existing prior to their damage or destruction.

Tenant shall not be entitled to and hereby waives all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Demised Premises and/or for any inconvenience or annoyance occasioned by any such damage, destruction, repair or restoration.

24.	Condemnation.

1.	Total:  If the whole of the Demised Premises or
such part hereof as will render the remainder untenantable shall be acquired or taken by eminent domain for any public or quasi public use or purpose or by private purchase in lieu thereof, then the Lease and the term thereof shall automatically cease and terminate as of the date of title vesting in such proceeding.

2.	Partial:  (i) If any part of the Demised Premises
shall be taken and such partial taking shall render that portion not so taken unsuitable for the purposes for which the Demised Premises were leased, or (ii) if more than one-fourth (1/4th) of the existing parking spaces are so taken and Landlord cannot re-assign the same number of alternate spaces to Tenant, then Landlord and Tenant shall each have the right to terminate the Lease by written notice given to the other within sixty (60) days after the date of title vesting in such proceeding. If any part of the Demised
Premises shall be so taken and the Lease shall not be terminated, as aforesaid, then the Lease and all of the terms and provisions thereof shall continue in full force and effect except that the Minimum Rent shall be thereafter reduced in the same proportion that the remaining leasable area of the Building upon the Demised Premises bears to original leasable area of the Building.


3.	As used herein, the amount received by Landlord
shall mean that portion of the award in condemnation received by Landlord from the condemning authority which is free and clear of all prior claims or collections by the holders of any mortgages or deeds of trust or any ground or underlying Landlords

4.	If the Lease is terminated as provided in this
paragraph, all rents shall be paid by Tenant up to the date that possession is so taken by public authority, and Landlord shall make an equitable refund of any rents paid by Tenant in advance and not yet earned.

5.	All damages or compensation awarded or paid for
any such taking, whether for the whole or a part of the Demised Premises or any part of the buildings or improvements thereon, shall belong to and be the property of Landlord without any participation by Tenant, whether such damages or compensation shall be awarded or paid for diminution in value of the fee or in the leasehold estate created hereby, and Tenant hereby expressly waives and relinquishes all claims to such award or compensation or any part thereof and of the right to participate in any such condemnation proceedings against the Landlord; provided, however, that nothing herein contained shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority, but not against Landlord, for the value of or damages to and/or for the cost of removal of Tenant's movable trade fixtures and other personal property which under the terms of the Lease would remain Tenant's property upon the expiration of the term of this Lease, as may be recoverable by Tenant in Tenant's own right, or for other such claims separately cognizable to Tenant, provided further that no such claim shall diminish or otherwise adversely affect Landlord's award. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Paragraph.

25.	Access to Premises.  Landlord shall have the right to
enter the Demised Premises during normal business hours to inspect or to exhibit the same to prospective purchasers, mortgagees, Tenants and tenants and to make such repairs, additions, alterations or Improvements Landlord may deem reasonably necessary. Landlord shall be allowed to take all material into and upon said Demised Premises that may be required theretofore without the same constituting an eviction of Tenant in whole or in part, and the rents reserved shall not abate while said work is in progress by reason of loss or interruption of Tenant's business or otherwise; Tenant shall have no claim for damages. If Tenant shall not be personally present to permit an entry into said premises when for any reason an entry therein shall be permissible, Landlord may enter the same by a master key or by the use of force without rendering Landlord liable therefor and without in any manner affecting the obligations of this Lease. The provisions of this paragraph shall not be construed to impose upon Landlord any obligation whatsoever for the maintenance or repair of the building or any part thereof.
During the six (6) months prior to the expiration of this Lease or any renewal term, Landlord may place upon the Demised Premises signs indicating that -- the Demised Premises are available for rent or sale, which Tenant shall permit to remain thereon, except as otherwise provided for in this Lease.


26.	Subordination.  Subject to this Section 26, this Lease
is subject and subordinate to each and every mortgage, deed of trust and/or ground lease which may now or hereafter affect the Demised Premises (collectively referred to as a "Mortgage") and to all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made under a Mortgage. Tenant agrees to execute within fifteen (15) days written request from Landlord a commercially reasonable subordination, in favor of the holder of any such mortgage or deed of trust (hereinafter a "Mortgagee") or the landlord pursuant to any ground lease, provided said subordination provides that said Mortgagee (as hereinafter defined) will agree not to disturb Tenant's right to possession of the Demised Premises, so long as Tenant is not in default (beyond any applicable cure or grace period) under the terms of this Lease. If Tenant shall fail to execute such subordination within said fifteen (15) day period, the subordination shall be self-operative upon delivery by the Mortgagee to the Tenant of a statement whereby the Mortgagee agrees not to disturb Tenant's right to possession of the Demised Premises, so long as Tenant is not in default (beyond applicable cure or grace period) hereunder.

If at any time prior to the expiration of the term hereof, the Demised Premises are sold or a mortgagee receives possession or control of the Landlord's interest hereunder, then Tenant agrees, at the election and upon demand of Landlord, or any such owner or mortgagee in possession, to attorn, from time to time, to any such owner, Landlord or mortgagee, upon the then executory terms and conditions of this Lease, for the remainder of the term originally demised in this Lease, provided that such owner, Landlord or mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall then be entitled to possession of the Demised Premises. The provisions of this subsection shall inure to the benefit of Landlord or a mortgagee, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of Landlord or a mortgagee, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this subsection, satisfactory to Landlord or mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificates for and on behalf of Tenant. Nothing contained in this subsection shall be construed to impair any right otherwise exercisable by Landlord or a mortgagee. Anything to the contrary notwithstanding, in the event that Tenant and a Mortgage enter into a Subordination Non-Disturbance and Attornment Agreement ("SNDA"), the terms of said SNDA shall control over the terms of this section, with regards to the rights and obligations of Tenant and said Mortgagee.

27.	Quiet Enjoyment.  Tenant, upon paying the rents and
performing all of the terms on its part to be performed, shall peaceably and quietly enjoy the Demised Premises subject, nevertheless, to the terms of this Lease and to any mortgage or agreements to which this Lease is subordinated.


28.	End of Term.  At the expiration of this Lease, Tenant
shall surrender the Demised Premises broom clean and in the same condition as it was in upon the completion of the Landlord's Work, reasonable wear and tear and renovations as herein contemplated excepted, and shall deliver all keys and combinations to locks, safes and vaults to Landlord. Within thirty (30) days of surrendering said premises, Tenant shall remove all its personal property and equipment, and (except as previously agreed to in writing by Landlord and Tenant) all trade fixtures, alterations, additions and decorations, and shall repair any damage caused thereby. Tenant's obligations to perform this provision shall survive the end of the term of this Lease. If Tenant fails to remove its property upon the expiration of this Lease, the said property shall be deemed abandoned and shall become the property of Landlord, and if Landlord elects to remove same, Tenant shall be liable for all costs incurred in connection therewith. If the Demised Premises be not surrendered as and when aforesaid, Tenant shall indemnify Landlord against all loss or liability resulting from the delay by Tenant in so surrendering the same, including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligations under this Paragraph shall survive the expiration or sooner termination of the term of this lease

29.	Holding Over.  Any holding over after the expiration of
this term or any renewal term shall be construed to be a tenancy from month to month at the rents herein specified (prorated on a monthly basis) and shall otherwise be on terms herein specified so far as applicable. In the event such holding over is without the written consent of Landlord, Tenant shall be obligated to pay double the monthly rent and charges set forth herein.

30.	No Waiver.  Failure of Landlord to insist upon the
strict performance of any provision or to exercise any option or any rules and regulations shall not be construed as a waiver for the future of any such provision, rule or option. The receipt by Landlord of rent with knowledge of the breach of or default under any provisions of this Lease shall not be deemed a waiver of such breach or default. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent shall be deemed to be other than on account of the earliest rent then unpaid nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease or under the laws of the State of Florida.

31.	Relationship of Parties.  Nothing contained in this
Lease shall be deemed to constitute or be construed to create the relationship of principal and agent, partnership, joint venturers or any other relationship between the parties hereto, other than the relationship of Landlord and Tenant.

32.	Notices.  Any notice, demand, request or other
instrument which may be or are required to be given under this Lease shall be delivered in person or sent by United States Certified or Registered Mail, postage prepaid, or by overnight courier such as Federal Express, and shall be addressed:

1.	If to Landlord at the address herein above given;
and

2.	if to Tenant, at the address set forth in 1 (c).


Either party may designate such other address as shall be given by written notice. Any notice mailed in accordance herewith shall be deemed received three (3) business days from the date of mailing.

33.	Recording.  Tenant shall not record this Lease or a
memorandum thereof without the prior written consent of Landlord.

34.	Partial Invalidity.  If any provision of this Lease or
application thereof to any person or circumstance to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

35.	Brokerage.  Landlord and Tenant each represent and
warrant to the other that neither has had any dealings with any person, firm, broker or finder in connection with the negotiation of this Lease other than GODART PROPERTIES (the "Broker"), and no other broker or person, firm or entity is entitled to any commission or finder's fee in connection with this transaction (except for the Broker). Landlord and Tenant do each hereby indemnify, defend, protect and hold the other harmless from and against any costs, expenses or liability for compensation, commission or charges which may be claimed by any broker, finder or other similar party by reason of any actions of the indemnifying party. Landlord agrees to pay to the Broker the commission for its services in accordance with a separate agreement between the Landlord and the Broker.

36.	Provisions Binding, Etc.  Except as otherwise expressly
provided, all provisions herein shall be binding upon and shall inure to the benefit of the parties, their legal representatives, successors and assigns. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition, and if there shall be more than one Tenant, they shall all be bound jointly and severally, by these provisions. In the event of any sale of the Demised Premises or this Lease, Landlord shall be entirely relieved of all obligations hereunder, provided such transferee assumes, in writing, all obligations of the Lease hereunder.

37.	Entire Agreement, Etc.  This Lease and the Addenda,
Exhibits or Riders (if attached) set forth the entire agreement between the parties; any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by both parties. Submission of this Lease for examination does not constitute an option for the Demised Premises and becomes effective as a lease only upon execution and delivery thereof by both Landlord and Tenant. If any provision contained in an Addendum is inconsistent with the printed provision of this Lease, the provision contained in said Addendum shall supersede said printed provision. The captions, numbers and index appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any paragraph, nor in any way affect this Lease.


38.	Definitions.  The term "Landlord" as used in this Lease
shall mean only the owner or the mortgagee in possession for the time being of the land and building (or the owner of a lease of the building) of which the Demised Premises forms a part, so that in the event of any sale or sales of said land and building, or of the underlying lease or ground lease thereof, or in the event of a lease of said building, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations on its part to be performed hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the parties and the purchaser at any such sale, or the said Tenant of the building, that the purchaser or the Tenant of the building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

39.	Estoppel Certificate by Tenant/Financial Statements.
From time to time, within ten (10) days next following Landlord's request, Tenant shall deliver to Landlord a written statement (prepared by Landlord at Landlord's expense) executed and acknowledged by Tenant in form satisfactory to Landlord (a) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the date to which the Minimum Rent, additional rent and other charges hereunder have been paid,
(c) stating whether or not, to the best knowledge of Tenant, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults,
(d) certifying that Tenant has accepted possession of the Demised Premises, and (e) as to any other reasonable matters requested by Landlord.

40.	Guaranty.  This paragraph has been omitted in its
entirety

41.	Limitation of Liability.  Tenant shall look solely to
Landlord's interest in the Demised Premises for the satisfaction of any judgment or decree requiring the payment of money by Landlord, based upon any default under this Lease, and no other property or asset of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of such judgment or decree.

42.	Captions and Headings.  Captions and Article headings
contained in this Lease are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Lease nor the intent of any provision hereof.

43.	Counterparts.  This Lease may be executed in one or
more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

44.	Gender.  All terms and words used in this Lease,
regardless of the number and gender in which used, shall be deemed to include any other gender or number as the context or the use thereof may require.


45.	Interpretation.  This Lease shall not be construed more
strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Landlord and Tenant have contributed substantially and materially to the preparation of this Lease. Wherever used in this Lease, "any" means "any and all"; "include" and "including" each are without limitation; "indemnify" means that the indemnitor will defend, indemnify and hold the indemnitee harmless against any claims, demands, losses or liabilities asserted against or incurred by, the indemnitee to any third party because of the subject matter of the indemnity; "may not" other negative forms of the verb "may" each are prohibitory; and "will", "must", "should" each are mandatory. Unless this Lease expressly or necessarily requires otherwise (ii) any time period measured in "days" means consecutive calendar days, except that the expiration of any time period measured in days that expires on a Saturday, Sunday or legal holiday automatically will be extended to the next business day; (ii) any action is at the sole expense of the party required to take it; (iii) the scope of any indemnity includes any costs and expenses, including reasonable attorneys' fees, incurred in defending any indemnified claim, or in enforcing the indemnity, or both.

46.	Time of the Essence.  Time is of the essence of this
Agreement.

47.	Corporate Tenant.  If Tenant is or will be a
corporation, the persons executing this Lease on behalf of Tenant hereby covenant, represent and warrant that Tenant is a duly incorporated or a duly qualified (if a foreign corporation) corporation and authorized to do business in the State of Florida; and that the person or persons executing this Lease on behalf of Tenant is an officer or are officers of such Tenant, and that he or they as such officers were duly authorized to sign and execute this Lease. Upon request of Landlord to Tenant, Tenant shall deliver to Landlord documentation satisfactory to Landlord evidencing Tenant's compliance with the provisions of this Paragraph.

48.	Radon Gas.  Radon is a naturally occurring radioactive
gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.


49.	Automatic Renewal Term(s).  Provided there is not then
an uncured Event of Default at the time the renewal term is scheduled to commence, Tenant is hereby granted two (2) five-year options to renew this Lease (the "Option Lease Terms") under the same terms and conditions as the initial five-year term with the Minimum Rent due Landlord for the Demised Premises for the initial lease year of the initial Option Lease Term equal to Two Hundred Sixteen Thousand Ninety-Four Dollars and Forty-Four Cents ($216,094.44) per annum, consisting of $176,242.44 as "Base Rent" and $39,852.00 as "Expenses," payable in advance, at a rate of Eighteen Thousand Seven Dollars and Eighty-Seven Cents ($18,007.87) per month, plus any increased Expenses pursuant to Paragraph 1 (h)(3), plus any applicable sales and/or rent taxes thereon; the Base Rent due Landlord shall increase three percent (3%) annually as per Paragraph 1, Section h, (2) above. Tenant shall give Landlord written notice of Tenant's intention not to exercise these options at least one hundred eighty (180) days prior to the end of the initial term or the first Option Lease Term, as the case may be (Certified mail, return receipt requested). If such notice is not received by Landlord within said time period, the Lease shall be automatically renewed as is stated above, at Landlord's option.

50.	Refuse Prevention.  Tenant will not place or maintain
any garbage, trash, rubbish, debris, or any other refuse in any vestibule or entry of the Demised Premises; on the pathways or corridors adjacent thereto; or elsewhere on the exterior of the Demised Premises, which shall include, without limitation, sidewalks, alleyways and courtyards. Tenant also will not cause or permit odors of any kind to emanate from the Premises.

51.	Delayed Occupancy.  If Landlord cannot deliver
possession of the Demised Premises to Tenant by the Lease Commencement Date, the Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; in that event the term of this Lease shall be amended to commence on the date when Landlord can deliver possession, and all corresponding dates of the Lease shall be adjusted accordingly in conjunction with paragraph 1 (g) above. If as a result of such postponement, the term would begin on other than the first day of a month, the commencement date shall be the first day of that month; however, the Tenant shall pay rent pro-rated for such partial month's occupancy in conjunction with paragraph 4. above. Anything to the contrary notwithstanding, in the event that Landlord has not delivered possession of the Demised Premises prior to May 15, 1997, Landlord agrees to make available to Tenant, under the same terms and conditions set forth herein, thirteen thousand (13,000) square feet of warehouse space within the Port 95-3 building which is owned by an affiliate of Landlord. Upon the commencement of the Lease Term, all of Tenant's rights in and to the premises in the Port 95-3 building shall terminate. In the event that Landlord has not obtained a Certificate of Occupancy for the warehouse portion of the Demised Premises with ninety (90) days from the date of this Lease, (the "Anticipated Delivery Date") Landlord shall give the Tenant a credit against Rent equal to $85.93 for every day beyond the Anticipated Delivery Date until a Certificate of Occupancy for the warehouse portion of the Demised Premises has been obtained. In the event that Landlord has not obtained a Certificate of Occupancy for the warehouse portion of the Demised Premises prior to one hundred eighty (180) days from the date of this Lease (the "Termination Date"), Tenant shall have the option of either (i) terminating the Lease or (ii) extending the Termination Date for an additional forty five (45) days. Tenant shall notify Landlord in writing of its decision within five (5) business days of the Termination Date. If Tenant fails to notify Landlord of its decision within five (5) days of the Termination Date, then Landlord shall have the option of terminating the Lease or extending the Termination Date.
Landlord will obtain a Certificate of Occupancy for the office portion of the Demised Premises and will deliver occupancy of said portion to the Tenant within thirty (30) days after commencement of the Lease Term (the "Office Completion Date"). In the event the office portion is not completed by the Office Completion Date, Tenant shall be entitled to a credit against Rent of $25.00 for every day beyond the Office Completion Date until delivery of possession of the office portion to the Tenant.


52.	No Presumption Against Drafter. Landlord and Tenant
understand, agree, and acknowledge that i) this Lease has been freely negotiated by both parties; and ii) that, in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no interference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

IN WITNESS WHEREOF, the parties hereto have executed this instrument for the purpose herein expressed, this 26th day of March, 1997.

Signed, sealed and delivered in	PORT 95-4, LTD., a Florida
limited partnership
the presence of:

As to Landlord:	By:	KELSY PORT 95-4, LTD., a
Florida limited
partnership, General
Partner

_________________________________
By:     KELSY PORT 95-4, INC.,
a Florida corporation,
General Partner

________________________________
By:     /s/ Charles M. Kelsy, Jr.
Charles M. Kelsey,
Jr.,
President


As to Tenant:	INTERNATIONAL AIRLINE SUPPORT
GROUP, INC., a Delaware
corporation

________________________________
By:   /s/ A.A. Dyer
Alexius A. Dyer, CEO
________________________________